                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-110348 of CenterPoint Energy, Inc. (the "Company") on Form S-3 of our reports dated February 28, 2003, May 9, 2003 as to the "Certain Reclassifications and Other Items" described in Note 1(b)(i) through (iv), and November 7, 2003 as to the "Certain Reclassifications and Other Items" described in Note 1(b)(v) (which reports express an unqualified opinion and include explanatory paragraphs relating to the distribution of Reliant Resources, Inc. and the change in the Company's method of accounting for goodwill and certain intangible assets pursuant to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in the Company's Current Report on Form 8-K filed November 7, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
Houston Texas
November 19, 2003